EXHIBIT 10bd

2005 Directors’ Stock Award Plan - Restricted Stock Awards (Formula Grants)

AGREEMENT (the “Agreement”) dated             (the “Grant Date”) providing for a grant of              shares of common stock by C. R. Bard, Inc., a New Jersey corporation (the “Corporation”), to [NAME] of [CITY/STATE OF LEGAL RESIDENCE], a non-employee director of the Corporation (the “Director”).

The Corporation has duly adopted the 2005 Director’s Stock Award Plan, as amended from time to time (the “Plan”), a copy of which is attached hereto and incorporated herein by reference. Any term capitalized herein but not defined shall have the same meaning as set forth in the Plan. In accordance with the Plan, the Committee has determined that the Director will receive a Stock Award, subject to the conditions set forth below (the “Stock Award”).

1.	Grant of the Stock Award. As of the Grant Date, the Corporation hereby grants to the Director a Stock Award of shares of Common Stock, on the terms and conditions hereinafter provided.

2.	Vesting.

(a) The Stock Award shall vest with respect to the first 400 shares of Common Stock on the Grant Date and with respect to an additional 400 of any remaining shares of Common Stock included in such Stock Award, if any, on each October 1 following the Grant Date until all shares have vested.

(b) Notwithstanding the foregoing, if for any reason the Director ceases to serve as a director prior to the date on which he or she is fully vested in this Stock Award, he or she shall forfeit all of the unvested shares of such Stock Award.

3.	Transferability of Awards.

(a) Non-Transferability. The Stock Award may not, prior to the end of the Transfer Restriction Period, be assigned, alienated, attached, sold or transferred, pledged or otherwise disposed or encumbered by the Director, other than by will or by the laws of descent and distribution. Any attempt to assign, transfer, pledge or otherwise dispose of the Stock Award contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Award, shall be null, void and without effect; provided, however, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. The Director may designate a beneficiary, on a form supplied by the Committee, who may possess all rights with respect to the Stock Award in the event of the Director’s death. No such permitted transfer of the Stock Award to heirs or legatees of the Director shall be effective to bind the Corporation unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

(b) Transferability of Certain Awards. Notwithstanding the foregoing, the Director may transfer the Stock Award to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with applicable securities laws, provided that the Director receives no consideration for the transfer of the Stock Award and the transferred Stock Award shall continue to be subject to the same terms and conditions as were applicable to the Stock Award immediately before the transfer.

(c) Delivery of Certificates. When each of the Vesting Restriction Period and the Transfer Restriction Period lapses with regard to shares of Common Stock related to a Stock Award, the Corporation shall deliver to the Director, or the Director’s legal representative, beneficiary or heir, a certificate or certificates, without the legend referred to above, for the number of shares of Common Stock deposited with the Corporation for all shares of Common Stock for which all transfer restrictions have expired or been satisfied.

3.	Restrictions on Transfer and Legend on Certificates.

(a) Legend. During the Vesting Restriction Period and the Transfer Restriction Period, Stock Awards shall be registered in the name of the Director to whom the Stock Award was granted and bear the following, or a substantially similar, legend:

“The transferability of this Certificate and the Common Stock represented hereby is subject to the terms and conditions, including forfeiture, contained in Section 4 of the C. R. Bard, Inc. 2005 Directors’ Stock Award Plan, as amended from time to time, and an agreement entered into between the registered owner and C. R. Bard, Inc. Copies of the Plan and Stock Award agreement are on file in the executive office of C. R. Bard, Inc., 730 Central Avenue, Murray Hill, New Jersey 07974.”

4.	Rights as a Stockholder. During the Transfer Restriction Period, the Director shall have the right to vote shares of Common Stock subject to the Stock Award and to receive any dividends or other distributions paid on such shares of Common Stock.

5.	Securities Laws. Upon the issuance, vesting or delivery of any Shares related to the Stock Award, the Director will make or enter into such written representations, warranties and agreements as the Corporation may reasonably request in order to comply with applicable securities laws or with this Agreement.

6.	Notices. Any notice required or permitted under this Agreement shall be deemed given when delivered personally, or when deposited in a United States Post Office as registered mail, postage prepaid, addressed, as appropriate, either to the Director at his or her address hereinabove set forth or such other address as he or she may designate in writing to the Corporation, or to the Corporation, Attention: Secretary, at 730 Central Avenue, Murray Hill, New Jersey 07974, or such other address as the Corporation may designate in writing to the Director.

7.	Failure to Enforce Not a Waiver. The failure of the Corporation to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

8.	No Limitation on Rights of the Corporation. The grant of the Stock Awards shall not in any way affect the right or power of the Corporation to make adjustments, reclassification or changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

9.	Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

10.	Stock Awards Subject to Plan. By entering into this Agreement, the Director agrees and acknowledges that the Director has received and read a copy of the Plan. The Stock Awards are in all respects governed by the Plan and subject to all of the terms and provisions thereof. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

11.	Amendment. The Board may amend this Agreement at any time, provided however, that no such amendment shall adversely impact the Director unless the Director consents to such amendment in writing.

12.	Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate on the day and year first above written.

C. R. BARD, INC.

By:
[NAME] [TITLE]

The undersigned hereby accepts, and agrees to, all terms and provisions of the foregoing Agreement.

Director’s Signature	Date

Print Name

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